EXHIBIT 10.1

CONFIDENTIAL

Revised Letter of Intent

November 4, 2019

Mr. Serge Mersilian, President

W. TECHNOLOGIES, INC.

5122 Bolsa Avenue, Suite 109

Huntington Beach, CA 92649

Re: Acquisition Offer for Purchase and of Notes Series E Preferred Stock of W. Technologies, Inc. (the “Company”)

Dear Mr. Mersilian:

This Letter of Intent will evidence our intent in respect of the proposed acquisition (“Acquisition”) by Mid Atlantic Capital Associates, Inc. (“MACA”) of two convertible promissory notes of the Company, dated September 11, 2006 and September 21, 2006 (collectively “Notes”), currently owned by Sarkis Sarkissian (“Sarkissian”) and of all of the outstanding shares of the Series E Preferred Stock (“Preferred”) owned by the C.H. Mornas Foundation (“Mornas”). The principal terms and conditions of the Acquisition are as follows:

1.

Transfer of Ownership and Consideration. Pursuant to the Acquisition, Sarkissian shall assign the Notes to MACA and Mornas shall assign the Preferred to MACA in exchange for [a] a three (3) year promissory notes (“Closing Note”) in the aggregate amount of $250,000, and [ii] restricted shares of the common stock of the Company valued at $125, 000 [“Shares”], all at the Closing, as defined below. The Closing Note will be due 90 days from the Closing unless extended for an additional 90 days (“New Due Date”) by MACA for the payment of an extension fee of $25,000 [“Extension Fee”]. The Extension Fee shall be paid on the New Due Date when the Closing Note is paid.

2.

Escrow. Upon execution of the Purchase Agreement (as defined below), Sarkissian and Mornas shall deposit all of [a] the Notes will assignment documents attached, [b] the certificate[s] for the Mornas Preferred with stock powers attached, and [c] the executed issuance documents for the Shares, into the escrow to be described in the Purchase Agreement. Concurrently therewith, MACA shall deliver the Closing Note into such escrow. Once MACA is satisfied that all such documents are in escrow, MACA will deliver $5,000 US directly to Sarkissian for legal expenses.

3.	Closing Conditions. The proposed Acquisition is subject to and conditioned upon each of the following:

(a)

Due Diligence Period. MACA shall have, in its judgment, satisfactorily completed its due diligence review of the Company, the Notes, the Preferred and the Certificate of Incorporation as amended. MACA will begin due diligence until upon full execution of the LOI.

(b)

Purchase Agreement. MACA, the Company and each of Sarkisian and Mornas shall have negotiated and executed a binding purchase agreement (the “Purchase Agreement”) in respect of the proposed Acquisition prior to November 15, 2019. The Purchase Agreement and other ancillary transaction documents will be drafted by counsel to MACA and will be in a form acceptable to the Company, Sarkissian and to Mornas. The Purchase Agreement will contain customary representations, warranties and indemnities of the parties.

(c)

Audited Financial Statements [“AFS”]. Within 45 days after the Closing date which is to be selected by all Parties, the Company shall deliver to MACA the AFS of the Company for the two (2) fiscal years ended July 31, 2019 [“Audit”] and an unaudited financial statements as October 31, 2019 and as of the date of Closing, MACA will be responsible for the full payment of all cost of the Audit except for costs for the participation of personnel of the Company. The Audit shall begin when this LOI has been executed in full by the Parties. Except for the Notes, the Preferred and the Series A Preferred Stock [“Series A PS”], any other Convertible Securities with voting and/or conversion rights shall be terminated voided or all the provisions for voting and/or conversion rights shall be removed from the Convertible Securities.

(d)

Approvals. All necessary governmental and other material third-party approvals, consents and waivers shall have been obtained. In addition, the closing of the transaction shall be subject to receipt of the final approval of the MACA Board of Directors.

(e)

Prior to the execution of the Purchase Agreement. MACA shall have determined to its sole satisfaction that except for the Series A PS, there are no other notes, preferred shares, warrants, rights or any other securities of the Company outstanding which have any conversion rights whatsoever. With respect to the Series A PS, we are relying on the statements of Sarkissian and another Company representative, that the Series A PS will never cause MACA any problems.

(f)

Within five (5) days of the execution of the Letter of Intent, the Company shall appoint a new Board of Directors, of three people, two of which shall be persons designated by MACA. The new Board shall be kept fully informed about the status of any and all shares of Convertible Securities and the Series A Preferred to ensure the provisions of paragraph 3(e) are implemented. Control and ownership of all of the Notes, the Series E Preferred, the Series A Preferred and all Convertible Securities is a condition precedent to the Closing of this transaction.

4.

Payment of Liabilities. After the Closing, the current officers and directors of the Company shall continue to be responsible for all liabilities of the Company set forth in or disclosed in the Audit which were not otherwise known by or disclosed to MACA [“Undisclosed liabilities”] or listed in the unaudited statement delivered after the Closing and dated as of the date of the Closing. Undisclosed Liabilities not set forth on any such books and records or otherwise described in writing to MACA or which became known to MACA for any reason after the Closing, shall be deducted by MACA from the proceeds from the Closing Note described in paragraph 2 above.

5.

Pre-Closing Covenants. The parties hereto will use their reasonable best efforts to obtain all necessary third-party and governmental consents, approvals and waivers (including all certificates, permits, licenses and approvals required in connection with the Acquisition). The Company will operate its business in the ordinary course of business consistent with past practice.

6.	Closing. The closing (“Closing”) of the transactions contemplated by the Purchase Agreement will occur on or before December 15, 2019.

7.

Exclusivity. MACA and the Sellers shall in good faith endeavor to negotiate the terms of the definitive Purchase Agreement during the period of exclusive negotiations to expire on the Termination Date (as defined below) (The “Exclusivity Period”). The Exclusivity Period will note commence upon execution of the LOI. Once the Exclusivity Period begins until it terminates, Sellers will negotiate exclusively with MACA and will note (whether directly or indirectly through any other person or entity) solicit, encourage, engage in any discussion with, or provide any information to any person or entity (other than the Sellers and or the Company or its representatives) concerning any merger, sale of substantial assets of the Company or purchase or sale of any capital stock of the Company or any similar transaction involving the Company or any portion thereof. As the term “Termination Date” means March 1st, 2020 or such earlier or later date as may be mutually agreed upon by the Company and the Parties in writing.

8.

Confidentiality. Each of the Sellers and Buyer will keep confidential all information (i) related to a potential transaction or (ii) obtained by it in respect of the other in connection with this Letter of Intent, and will use such information solely in connection with the transactions contemplated hereby and if the transactions contemplated hereby are not consummated, each will destroy, without retaining a copy thereof, any schedules, documents, or other written information obtained from the other in connection with this Letter of Intent and the transactions contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, no party hereto shall be required to keep confidential or destroy any information which (i) is known or available through other lawful sources not bound by a confidentiality agreement with the disclosing party, (ii) is or becomes publicly known through no fault of the receiving party or its agents, (iii) is required to be disclosed pursuant to an order or request of a judicial authority or governmental entity (provided the disclosing party is given reasonable prior notice) or (iv) is developed by the receiving party independently of the disclosure by the disclosing party.

9.

Expenses. Sellers shall each bear the fees and expenses incurred by them, and MACA shall bear the fees and expenses incurred by it, including the Company Audit expenses and expenses in connection with the negotiation, preparation, execution, and delivery of this Letter of Intent and the Purchase Agreement and the consummation of the transactions contemplated thereby.

10.

Public Announcements. There will be no disclosure of the Acquisition or this Letter of Intent until the Closing has occurred. Thereafter, all press releases and public announcements relating to the Acquisition will be agreed to and prepared jointly by the Company and MACA.

11.	Counterparts. This Letter of Intent may be executed in multiple counterparts which, when taken together, shall represent a fully executed Letter of Intent.

12.	Expiration. This Letter of Intent will expire at 5:00 P.M. Los Angeles, CA time on October 31, 2019 if not executed by Sellers and the Company and delivered to MACA prior to such time.

13.

Letter of Intent. It is understood and agreed that this Letter of Intent is not a binding or legally enforceable agreement and imposes no obligations upon the parties hereto and that the rights and obligations of the parties hereto in respect of the proposed Acquisition will be set forth only if and when an Acquisition Agreement in mutually acceptable form is executed and delivered by the parties hereto. Notwithstanding the preceding sentence the parties intend that the covenants contained in this Letter of Intent in Sections (Sec. 9 – Expenses: Expense Reimbursement), (Sec. 10 – Public Announcements), (Sec. 13 – Letter of Intent), (Sec. 14 – Governing Law), and (Sec. 15 – Prior Communications; No Oral Modifications), shall be enforceable and biding.

14.	Governing Law. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts-of laws rules thereof.

[The remainder of this page intentionally left blank]

15.

Prior Communications; No Oral Modifications. This Letter of Intent supersedes all prior understandings, agreements, and representations between the seller of the Company and MACA, whether written or oral in respect of the subject matter hereof. This Letter of Intent may not be modified other than in a writing executed by all parties and stating its intent to modify or supersede this Letter of Intent.

16.	Expiration. This Letter of Intent shall expire at 5pm PST on Friday, November 1, 2019.

If the foregoing accurately sets forth our understanding, please so indicate by signing and dating this Letter of Intent in the space provided below and returning an executed copy of this Letter of Intent to the undersigned.

MID ATLANTIC CAPITAL ASSOCIATES, INC.

By: /s/ Charles Flynn

Charles Flynn, President

AGREED AND ACCEPTED

(As of the date first written above):

W. TECHNOLOGY, INC.

By:

       Serge Mersilian, President and CEO

     Sarkis Sarkissian, Individually

C.H. MORNAS FOUNDATION

15.

Prior Communications; No Oral Modifications. This Letter of Intent supersedes all prior understandings, agreements, and representations between the seller of the Company and MACA, whether written or oral in respect of the subject matter hereof. This Letter of Intent may not be modified other than in a writing executed by all parties and stating its intent to modify or supersede this Letter of Intent.

16.	Expiration. This Letter of Intent shall expire at 5pm PST on Friday, February 7th, 2020.

Signature page follows.

The remainder of this page intentionally left blank.

If the foregoing accurately sets forth our understanding, please so indicate on behalf of COMPANY by signing and dating this Letter of Intent in the space provided below and returning an executed copy of this Letter of Intent to the undersigned.

MID ATLANTIC CAPITAL ASSOCIATES, INC.

By: /s/ Charles Flynn

Charles Flynn, President

AGREED AND ACCEPTED

(as of the date first written above):

W. TECHNOLOGY, INC.

By: /s/ Serge Mersilian

       Serge Mersilian, President and CEO

/s/ Sarkis Sarkissian

     Sarkis Sarkissian, Individually

C.H. MORNAS FOUNDATION

By:

14.	Governing Law. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts-of laws rules thereof.

15.

Prior Communications; No Oral Modifications. This Letter of Intent supersedes all prior understandings, agreements, and representations between the seller of the Company and MACA, whether written or oral in respect of the subject matter hereof. This Letter of Intent may not be modified other than in a writing executed by all parties and stating its intent to modify or supersede this Letter of Intent.

16.	Expiration. This Letter of Intent shall expire at 5pm PST on Friday, November 1, 2019.

Signature page follows.

The remainder of this page intentionally left blank.

If the foregoing accurately sets forth our understanding, please so indicate on behalf of COMPANY by signing and dating this Letter of Intent in the space provided below and returning an executed copy of this Letter of Intent to the undersigned.

MID ATLANTIC CAPITAL ASSOCIATES, INC.

By: /s/ Charles Flynn

Charles Flynn, President

AGREED AND ACCEPTED

(as of the date first written above):

W. TECHNOLOGY, INC.

By: /s/ Serge Mersilian

       Serge Mersilian, President and CEO

     Sarkis Sarkissian, Individually

C.H. MORNAS FOUNDATION